EXHIBIT 10.37

                                 LEASE AGREEMENT

                         dated as of November 23, 1999,

                                     between

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
          not in its individual capacity, as expressly provided herein, but solely as Owner Trustee,

                                     Lessor

                                       and

                           CORNELL CORRECTIONS, INC.,
                    CORNELL CORRECTIONS OF CALIFORNIA, INC.,

                       CORNELL CORRECTIONS OF TEXAS, INC.,
                     CORNELL CORRECTIONS OF OKLAHOMA, INC.,

                               WBP LEASING, INC.,

                                       AND

                       CORNELL CORRECTIONS OF ALASKA, INC.

                                     Lessees
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TABLE OF CONTENTS

1. DEFINITIONS:..............................................................1

2. ACCEPTANCE AND LEASING OF EQUIPMENT:......................................1

4. DISCLAIMER:...............................................................2

5. QUIET ENJOYMENT:..........................................................2

6. NET LEASE; NO SET-OFF:....................................................2

7. USE, LOCATION AND POSSESSION; LIENS:......................................2

8. MAINTENANCE AND SERVICE; IMPROVEMENTS:....................................3

9. NO AGENCY:................................................................4

10.RISK OF DAMAGE AND LOSS:..................................................4

11.INSURANCE:................................................................5

12.GENERAL TAX INDEMNITY:....................................................6

13.INCOME TAX INDEMNIFICATION:...............................................7

14.GENERAL INDEMNIFICATION:..................................................8

15.DEFAULT:..................................................................9

16.REMEDIES:................................................................10

17.ASSIGNMENT...............................................................12

18.REPORTS:.................................................................13

19.REPRESENTATIONS AND WARRANTIES OF LESSEES:...............................14

20.TERMINATION OPTION:......................................................15

21.PURCHASE OPTION:.........................................................15

22.RENEWAL OPTIONS:.........................................................15

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23.RETURN OF EQUIPMENT:.....................................................16

24.MISCELLANEOUS, JURY WAIVER, GOVERNING LAW, JURISDICTION, VENUE:..........18

25.LIABILITY OF LESSOR LIMITED:.............................................20

26.JOINT AND SEVERAL LIABILITY..............................................20

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                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT, dated as of November 23, 1999 (this "Lease"), is between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, as expressly provided herein, but solely as Owner Trustee ("Lessor"), with an office address at 79 South Main Street, Salt Lake City, Utah 84111, CORNELL CORRECTIONS, INC., a Delaware corporation, CORNELL CORRECTIONS OF CALIFORNIA, INC., a California corporation, CORNELL CORRECTIONS OF TEXAS, INC., a Delaware corporation, CORNELL CORRECTIONS OF OKLAHOMA, INC., a Delaware corporation, WBP LEASING, INC., a Delaware corporation, and CORNELL CORRECTIONS OF ALASKA, INC., an Alaska corporation ("Lessees"), each with its address and principal place of business at 1700 West Loop South, Suite 1500, Houston, Texas 77027, which parties hereby agree as follows:

      1. DEFINITIONS: Unless otherwise defined herein or required by the context, all capitalized terms used herein shall have the respective meanings assigned to such terms in Appendix A hereto for all purposes of this Lease.

      2. ACCEPTANCE AND LEASING OF EQUIPMENT: Lessor hereby agrees (subject to satisfaction of the conditions set forth in Article III of the Participation Agreement), on each Closing Date, to accept delivery from Lessees under a Bill of Sale dated on such Closing Date and simultaneously to lease to Lessees hereunder, and Lessees hereby agree to lease from Lessor hereunder, the Equipment covered by such Bill of Sale, as evidenced by the execution by Lessor and Lessees of an Interim Lease Supplement leasing such Equipment hereunder. In addition, on or before the Base Term Commencement Date, Lessor and Lessees agree to execute a Lease Supplement incorporating all of the Equipment leased under Interim Lease Supplements. Execution of an Interim Lease Supplement shall constitute acceptance of delivery by the Lessees of the Equipment covered by such Interim Lease Supplement, and such execution shall irrevocably constitute acceptance by Lessees of the Equipment for all purposes of this Lease.

      3. INITIAL TERM AND RENT: (a) INTERIM TERM. Except as otherwise provided herein, the interim term for each Group of Equipment shall commence on the Delivery Date for such Group of Equipment and end on December 31, 1999 (the "Interim Term").

      (b) INTERIM RENT. Lessees jointly and severally agree to pay to Lessor Interim Rent for the Equipment for the Interim Term in an amount, subject to adjustment as provided in Section 2.6 of the Participation Agreement, equal to
 .079196% per day times the Equipment Cost. Interim Rent for the Equipment shall be payable on the Base Term Commencement Date.

      (c) BASE TERM. Except as otherwise provided herein, the Base Term for the Equipment shall commence on the Base Term Commencement Date and end on the Base Term Expiration Date.

      (d) BASE RENT. Lessees jointly and severally agree to pay Lessor Base Rent for the Equipment for the Base Term in 45 consecutive monthly installments, each such installment to be in an amount, subject to adjustment as provided in
Section 2.6 of the Participation Agreement, equal to 2.375889% multiplied by the Equipment Cost and payable in immediately available Dollars via

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ACH debit from a bank account of Cornell to be designated by Cornell. Each such installment shall be due and payable not later than each Rent Payment Date. Payment shall not be effective until Dollars are received by the Paying Agent in Chicago, Illinois.

      (e) SUPPLEMENTAL RENT. Lessees also jointly and severally agree to pay to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent promptly by ACH debit as the same shall become due and owing in Dollars that are immediately available, and in the event of failure on the part of Lessees to pay any Supplemental Rent, Lessor shall have all the rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Base Rent. Lessees jointly and severally will also pay Lessor, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest, at the Default Rate, on any part of Base Rent not paid when due for any period for which the same shall be overdue and on any Supplemental Rent not paid when demanded by Lessor for the period until the same shall have been paid. The expiration or termination of the Lessees' obligation to pay Base Rent hereunder shall not limit or modify the obligations of Lessees with respect to Supplemental Rent.

      4. DISCLAIMER: LESSOR IS NEITHER THE MANUFACTURER NOR SELLER OF THE EQUIPMENT, AND MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED. LESSEES UNDERSTAND AND AGREE THAT NO WARRANTY IS TO BE IMPLIED WITH RESPECT TO THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY, THE FITNESS OF THE EQUIPMENT FOR A PARTICULAR PURPOSE, THE ACCURACY OF THE DESCRIPTION OF THE EQUIPMENT, OR WITH RESPECT TO INFRINGEMENT, INTERFERENCE OR THE LIKE. LESSOR SHALL NOT BE LIABLE IF, FOR WHATEVER REASON, THE EQUIPMENT IS DELAYED OR NOT DELIVERED TO LESSEES.

      5. QUIET ENJOYMENT: So long as no Event of Default (as defined below) exists, Lessor will not interfere with Lessees' quiet enjoyment and use of the Equipment during the Term therefor.

      6. NET LEASE; NO SET-OFF: This Lease is a net lease and Lessees shall not be entitled to any abatement or reduction of, or set-off against, any Rent by reason of any (i) past, present or future claim against Lessor or any successor or assignee of Lessor or any supplier of any Item or any other person, (ii) defect in or damage to, or loss, prohibition, restriction on use, damage or destruction of, any Item (except as expressly provided otherwise in Section 10) from whatever cause, or (iii) other cause whatsoever, whether similar or dissimilar to the foregoing, it being the intention of the parties that all Rent shall continue to be payable in all events in the manner and at the times specified in this Lease and that Lessees' obligation to pay Rent shall be absolute and unconditional unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

      7. USE, LOCATION AND POSSESSION; LIENS: (a) Lessees shall use each Item in a manner such that each Item is maintained in such condition that is required under the terms of this

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Lease and for the use contemplated by the manufacturer thereof and in compliance with all applicable laws, rules, and regulations and the provisions of the insurance required to be maintained hereunder and the terms of any manufacturer's warranty. Each Item shall at all times be kept at the location specified in the Interim Lease Supplements and the Lease Supplement unless (i) Lessees have given prior written notice to Lessor regarding changes in location involving Equipment with an aggregate Fair Market Sales Value of $25,000 or greater, (ii) Lessees have delivered to Lessor a Lien waiver executed by the landlord or mortgagee of the new location, as the case may be, (iii) Lessees shall have executed any other agreements, instruments or documents reasonably required by Lessor in connection with such change in location (including, without limitation, a precautionary UCC financing statement filing for the jurisdiction in which such new location is located), (iv) such change in location would not otherwise result in an Event of Default, and (v) if as a result of such change of location the aggregate Fair Market Sales Value of all Items for which a change of location has occurred exceeds $25,000, Lessor and Lessees shall have agreed on a new Facility Cost for all Equipment located at each Facility to or from which any Items have been moved since the Delivery Date for such Items. Each Lessee shall at all times keep each Item at the Facilities it operates.

      (b) Lessees shall keep each Item free and clear of all Liens and shall not create, incur, assume or suffer to exist any thereof in, on, of or to any Item, other than Lessor Liens.

      (c) Lessor shall have the right as owner, but not the obligation, at all reasonable times, which, so long as no Event of Default has occurred and is continuing, shall be during normal business hours, to enter upon the premises where the Equipment is located or used to inspect the Equipment. Such inspections shall be for, among other things, determining whether Lessees are properly complying with their obligations hereunder. Neither Lessees nor any third-party may rely upon any such inspections by Lessor and Lessor shall not be obligated to inform Lessees or any third-party of the result of any such inspection. Any inspection that is not followed by a notice of an Event of Default shall not constitute a waiver of any Event of Default then existing and Lessor's failure to inspect the Equipment or to discover any information regarding the Equipment shall not constitute a waiver of any of Lessor's rights hereunder.

      8. MAINTENANCE AND SERVICE; IMPROVEMENTS: (a) Lessees shall, at their expense, at all times maintain, service and repair each Item as would a prudent owner of such Item in accordance with customary industry standards, and in any event so as to keep each Item in good operating condition, ordinary wear and tear excepted, in compliance with all applicable laws, rules, regulations, and manufacturer's recommended basic warranty, extended warranty and/or maintenance program requirements, and as otherwise may be required to enforce warranty claims against each vendor and manufacturer of each Item. To the extent that Lessees' maintenance, repair or servicing standards exceed the foregoing, then Lessees shall keep each Item in at least as good condition as other comparable equipment owned or used by Lessees. Lessees shall, if at any time requested to do so by Lessor, affix in a prominent position on each Item plates, tags or other identifying labels showing ownership thereof by Lessor.

      (b) Any alterations or modifications with respect to any Item that may be required at any time during the Term of this Lease to comply with any applicable law or any governmental or other

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rule or regulation shall be made by Lessees, at their expense, and shall thereupon become the property of Lessor.

      (c) Unless required pursuant to subsection (b), no Lessee shall, without Lessor's prior consent, affix or install any accessory, equipment, or device on, or modify, any Item if such addition or modification will impair the value or original function or use thereof or cannot be readily removed without causing damage to such Item. Further, no Lessee shall, without Lessor's prior written consent, affix or install any Item to or in any other personal property, or to or in any real property so that such Item shall constitute a fixture. Lessees shall obtain and deliver to Lessor disclaimers or waivers from all owners and/or mortgagees of real estate in which any Item is located in form and content acceptable to Lessor.

      9. NO AGENCY: Lessees acknowledge that they alone have selected the Equipment and the supplier(s) thereof; that it has reviewed and approved each written supply contract and purchase order covering the Equipment, or has been advised by Lessor in writing of the identity of each supplier; that it may have rights under each such supply contract and purchase order; and that it may contact each supplier for a description of any such rights and/or supplier's warranty. Nothing herein contained shall be construed to deprive Lessees of whatever rights Lessees may have against parties other than Lessor or Lessor's assignee, such as the supplier or manufacturer of any Item, and Lessees agree to look solely to such third parties with respect to any and all claims concerning the Equipment. So long as no Event of Default exists, Lessees may pursue such claims for the mutual benefit of Lessor and Lessees in accordance with their interests in the Equipment. Without in any way limiting any other provision in this Lease, Lessor shall not in any event be liable for any consequential damages hereunder or with respect to any Item. No supplier is the agent of Lessor and no employee of any supplier is authorized to waive, supplement or otherwise alter any provision of this Lease. Lessees and Lessor hereby agree that they intend this Lease to be a "Finance Lease" as defined by Article 2A of the UCC. Lessees acknowledge that Lessees have reviewed and approved any written "Supply Contract" covering the Equipment from any "Supplier" (as such terms in quotation marks are defined in Article 2A of the UCC).

      10. RISK OF DAMAGE AND LOSS: (a) Lessees assume and shall be solely responsible for the entire risk of any Item being lost, destroyed, damaged, stolen, confiscated or condemned, from whatever source, until the date such Item is returned and accepted by Lessor in accordance with Section 23. In the event of damage to any Item, Lessees, at their expense, shall promptly repair the same, restoring it to the condition required to be maintained hereunder. If all of the Items at a Facility are lost, destroyed, stolen, damaged in such a way that it is not commercially reasonable to repair such Items (or such repairs are not completed within 60 days of the damage or by the end of the Lease Term with respect thereto, whichever is shorter), confiscated or condemned (each, an "Event of Loss"), then Lessees shall either (i) replace all such Items with replacement Items that are free and clear of all Liens and are of the same type, have a Fair Market Sales Value, utility, residual value, remaining economic useful life and condition at least equal to the Items so replaced (assuming such Items were in the condition required by this Lease) or (ii) pay to Lessor the Stipulated Loss Value of such Items and all other Rent owing with respect to such Items, which such payment shall be due on the first to occur of (A) the end of the Lease Term or (B)

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the sooner of (1) 60 days after such Event of Loss or (2) the second Base Rent payment date following such Event of Loss. If any Item is lost, destroyed, stolen, damaged in such a way that it is not commercially reasonable to repair it (or such repairs are not completed within 60 days of the damage or by the end of the Lease Term with respect thereto, whichever is shorter), confiscated or condemned other than in connection with an Event of Loss, then Lessees shall replace such Item with a replacement Item that is free and clear of all Liens and is of the same type, has a Fair Market Sales Value, utility, residual value, remaining economic useful life and condition at least equal to the Item so replaced (assuming such Item was in the condition required by this Lease).

      (b) At the time of replacement of any Item, Lessees, at their own expense, shall (i) furnish Lessor with a Bill of Sale with respect to such replacement Item and execute an amendment to, or replacement of, the Lease Supplement (when the aggregate Fair Market Sales Value of replacement Items equals $25,000 or more) and (ii) furnish Lessor and the Owner Participants with such documents as they, or their counsel, shall reasonably request.

      (c) If, in connection with an Event of Loss, Lessees pay to Lessor the Stipulated Loss Value of the affected Items in accordance with Section 10(a) above, then this Lease shall terminate with respect to such Items and Lessor shall transfer title thereto to Lessees, without representation or warranty other than as to Lessor Liens, and the obligation of Lessees to pay Base Rent in respect of such Items for any period commencing after such Event of Loss shall terminate, and the Base Rent shall be adjusted accordingly by an amendment executed by Lessees and Lessor. If, in connection with an Event of Loss, the affected Items are replaced in accordance with Section 10(a) above, then upon compliance with Section 10(b) above, this Lease shall terminate with respect to the replaced Items and Lessor shall transfer title thereto to Lessees, without representation or warranty other than as to Lessor Liens, and the obligation of Lessees to pay Base Rent in respect of such replaced Items for any period commencing after such Event of Loss shall terminate, and the Base Rent shall be adjusted accordingly by an amendment executed by Lessees and Lessor. So long as no Event of Default exists, and provided that Lessees have complied with Sections 10(a) and (b) above, any proceeds of insurance required hereunder received by Lessor with respect to any damage or Event of Loss respecting any Equipment shall be paid to Lessees. If an Event of Default exists, any proceeds of insurance required hereunder received by Lessor with respect to any damage or Event of Loss respecting any Equipment shall be retained by Lessor until such Event of Default is waived or cured.

      11. INSURANCE: (a) Lessees shall, at their expense, at all times through the Return Date (i) keep the Equipment insured against all risks of loss or damage from every cause whatsoever in an amount not less than the greater of fair market value or the Stipulated Loss Value thereof, (ii) obtain liability insurance, including automobile coverage if the Equipment includes motor vehicles, respecting the Equipment covering liability for bodily injury, including death, and property damage, in an amount of at least $3 million per occurrence or such greater amount as may comply with general industry standards, or such greater amount as Lessees may maintain, or in such other amounts as Lessor may from time to time require and (iii) obtain business interruption insurance in such amount as Lessor may from time to time require.

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      (b) Lessor shall be the sole named loss-payee with respect to damage or loss to the Equipment with no provision for co-insurance and shall be named as an additional insured on the liability insurance. All insurance shall be with insurers and in form satisfactory to Lessor; have a deductible not to exceed $50,000 per occurrence, or such other amount as Lessor may from time to time require; shall provide for at least 30 days' prior written notice to Lessor before any cancellation or material modification thereof; shall waive any claim for premium against Lessor; and shall provide that Lessor will be insured regardless of any breach by Lessees or any or some of them of any representation, warranty or covenant in any such policy or any application therefor. Lessees shall deliver to Lessor certificates of insurance and other evidence satisfactory to Lessor evidencing the insurance required hereby, and at Lessor's request Lessees will furnish copies of such policies to Lessor. In the case of renewals, evidence of renewal shall be delivered to Lessor at least five days prior to expiration of the current policy.

      (c) In the event Lessees fail to provide Lessor with evidence of the insurance coverage required by this Lease, Lessor may purchase insurance at Lessees' expense to protect Lessor's interests in the Equipment. This insurance may, but need not, protect Lessees' interests. The coverage purchased by Lessor may not pay any claim made by Lessees or any claim that is made against Lessees in connection with the Equipment. Lessees may later cancel any insurance purchased by Lessor, but only after providing Lessor with evidence that Lessees have obtained insurance as required by this Lease. If Lessor purchases insurance for the Equipment, Lessees will be responsible for the costs of that insurance, including interest and other charges imposed by Lessor in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance constitute part of Supplemental Rent. The costs of the insurance may be more than the cost of insurance Lessees are able to obtain on their own.

      12. GENERAL TAX INDEMNITY: Lessees jointly and severally agree to pay and indemnify, on an After-Tax Basis, Lessor and each Owner Participant against all income, sales, use, personal property, ad valorem, value added, leasing, stamp or other taxes, levies, imposts, fees, duties, charges or withholdings of any nature, including all license and registration fees, together with any penalties, fines or interest thereon (collectively, "Taxes") arising out of the transactions contemplated by this Lease (including the acquisition of any Item) and imposed against Lessor, the Owner Participants, Lessees, this Lease (including any Rent) or the Equipment or any Item by the United States or any state or political subdivision thereof or any foreign government or taxing authority, excluding, however, any Taxes based on or measured by the net income of Lessor imposed by the United States or any state or political subdivision thereof. Lessees will notify Lessor of the need to file any reports and returns relating to any Imposition at least 60 days before the due date thereof and will remit any amounts payable in connection therewith to Lessor 10 days before payment is due. Lessor shall prepare and file all returns, and pay all Taxes, unless Lessor directs Lessees otherwise. In the event that Lessor pays any such Taxes, Lessees will on demand reimburse Lessor for the full amount paid by Lessor therefor. Lessor shall have no obligation to contest or refuse to pay any Tax. Lessees acknowledge that in some jurisdictions Taxes may not be billed, audited, assessed or due until after this Lease has terminated and agrees that in such event Lessees will remain liable for such Taxes notwithstanding such termination. Lessor makes no warranty, express or implied, regarding Lessees' tax or accounting treatment of this Lease.

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      13. INCOME TAX INDEMNIFICATION: (a) Each Lessee acknowledges, represents and warrants that Lessor is the owner of the Equipment for state law and Federal income tax purposes and that the most accelerated depreciation or cost recovery deductions on the full amount of the Equipment Cost will be available to Lessor. Each Lessee acknowledges that Lessor intends to claim and take the Depreciation Deductions.

            (b)  Each Lessee also represents, warrants and covenants as follows:

                  (i) Lessor will not be required to include any amount in its income in connection with any Item for any taxable year or part thereof during the Lease Term other than (A) Interim Rent, Base Rent and Renewal Rent, as such Rent accrues in accordance with the terms hereof, (B) any amount constituting gain recognized with respect to or by reason of the sale or other disposition of such Item upon the termination of this Lease with respect thereto, (C) any amount payable to Lessor to the extent such amount is required to be determined by reference to the income tax effect to Lessor of the receipt thereof, (D) any amount specifically identified as interest, and (E) any other amount with respect to which Lessor shall be entitled to a contemporaneous and equal offsetting deduction (any amount so includable in Lessor's income other than as contemplated in clauses (A) through (E) above being referred to herein as an "Inclusion"); and

                  (ii) Each Item is classified as either five or seven year
            property within the meaning of Section 168(e) of the Code and Lessor will be entitled to Depreciation Deductions with respect to its basis in the Equipment (which basis shall equal 100% of the Equipment Cost for each Item) in accordance with such classification of property.

            (c) If for any reason whatsoever, including any act or omission of Lessees or any or some of them or the inaccuracy of any representation or warranty of Lessees or any or some of them in any of the Operative Documents or in connection with the transactions contemplated hereby:

                  (i) Lessor shall lose or lose the right to claim, or be
            advised or determines that it would be imprudent, improper or inadvisable to claim, or there shall be disallowed or recaptured, all or any portion of the anticipated Depreciation Deductions,

                  (ii)  Lessor shall suffer an Inclusion, or

                  (iii) Any foreign tax credit of Lessor shall be reduced,
            disallowed or recaptured, (any such loss, disallowance, reduction, recapture or Inclusion being hereinafter called a "Tax Loss"), then 30 days after written notice to Lessees by Lessor that any Tax Loss has occurred, Lessees shall pay Lessor, as an indemnity payment, a lump sum amount which, on an After-Tax Basis after deduction of all Federal, state and local Taxes required to be paid by Lessor in respect of the receipt

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            of such payment, shall provide Lessor with not less than the same net after-tax return that Lessor would have realized if such Tax Loss had not occurred, including any interest and penalties payable by Lessor attributable to such Tax Loss. In computing Lessees' liability under this Section, the Federal, state and local Taxes payable by Lessor shall be based upon the highest marginal corporate tax rate in effect for the taxable year in which the Tax Loss occurred.

            (d) Lessees shall not be liable for indemnification respecting a Tax Loss occurring solely as a result of: (i) Lessor being subject to the application of the mid-quarter convention of Section 168(d)(3) of the Code, (ii) Lessor making any election to claim the Depreciation Deductions in a manner less rapid than contemplated by the definition thereof, (iii) Lessor failing to have sufficient taxable income to utilize the Depreciation Deductions, (iv) Lessor being subject to the Alternative Minimum Tax, (v) a voluntary transfer or other voluntary disposition by the Lessor of any interest in any Equipment or this Lease when no Lease Default or Event of Default exists, or (vi) Lessor's failure to comply with the Operative Documents if failure to so comply is the sole cause of the Tax Loss.

            (e) For the purposes of this Section the term "Lessor" shall include any affiliated group within the meaning of Section 1504 of the Code of which Lessor or any Owner Participant is a member, if consolidated returns are filed for such affiliated group for Federal tax purposes, and a Tax Loss shall be deemed to have occurred upon the earliest of:

                  (i) The happening of any event which may cause such Tax Loss,

                  (ii) The payment by Lessor to the taxing authority of the tax increase resulting from such Tax Loss, or

                  (iii) The adjustment of the tax return of Lessor to reflect such Tax Loss.

      14. GENERAL INDEMNIFICATION: LESSEES HEREBY JOINTLY AND SEVERALLY AGREE TO INDEMNIFY, SAVE, PROTECT, DEFEND AND KEEP HARMLESS LESSOR, EACH OWNER PARTICIPANT, AND THEIR RESPECTIVE AGENTS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES (INCLUDING INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGE), HARM, EXPENSES, INCLUDING LEGAL FEES (AND A REASONABLE ALLOCATION OF THE COMPENSATION, COSTS AND EXPENSES OF INTERNAL COUNSEL, BASED UPON TIME SPENT), PENALTIES, INJURIES, CLAIMS, ACTIONS AND SUITS, OF WHATSOEVER KIND AND NATURE, IN CONTRACT, TORT OR OTHERWISE, WHETHER CAUSED BY THE ACTIVE OR PASSIVE NEGLIGENCE OF LESSOR OR ANY OWNER PARTICIPANT (EXCLUDING, HOWEVER, LESSOR'S OR ANY OWNER PARTICIPANT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OR OTHERWISE AND INCLUDING LESSOR'S AND OWNER PARTICIPANTS' STRICT LIABILITY IN TORT, IN ANY WAY ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THE SELECTION, MODIFICATION, PURCHASE, ACCEPTANCE, REJECTION, OWNERSHIP, DELIVERY, LEASE,

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POSSESSION, MAINTENANCE, USE, CONDITION (INCLUDING LATENT OR OTHER DEFECTS,
WHETHER OR NOT DISCOVERABLE BY LESSOR, OWNER PARTICIPANTS OR LESSEES OR ANY OR SOME OF THEM, AND ANY CLAIM FOR PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT), RETURN OF, OR OPERATION OF ANY ITEM PRIOR TO ITS RETURN DATE OR RELATING TO ANY DEFAULT BY LESSEES OR ANY OR SOME OF THEM OR EVENT OF DEFAULT.

      15. DEFAULT: Each of the following shall constitute an event of default (an "Event of Default") hereunder:

      (a) Lessees or any or some of them shall fail to make any payment of Rent when and as the same shall become due and payable;

      (b) Lessees or any or some of them shall fail to pay or perform, as and when due (including any applicable grace period), any obligations to Lessor or any of its Affiliates arising under or in connection with this Lease, including, but not limited to, Lessees' obligation under Sections 7, 8, 10 and 11 hereof, or arising under any other document or instrument including, but not limited to, any document or instrument executed in connection with any other presently existing or future loans, leases or other credit arrangements from Lessor or any of its Affiliates in favor of Lessees, or otherwise, and solely with respect to Lessees' obligations under Section 18(b) of this Lease, such failure continues for 15 days;

      (c) Lessees or any or some of them shall make any representation or warranty, respectively, in this Lease or in any certificate or statement furnished at any time hereunder or in connection with this Lease which proves to have been untrue or misleading in any material respect when made or furnished;

      (d) Any Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, administration, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal, or foreign, now or hereafter existing; or any Lessee shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; or any Lessee shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian administrator, or trustee for all or a substantial part of its property; or any Lessee shall make an assignment for the benefit of creditors; or any Lessee shall be unable or shall fail to pay its debts generally as such debts become due; or any Lessee shall admit, in writing, its inability or failure to pay its debts generally as such debts become due;

      (e) There shall have been filed against any Lessee an involuntary petition in bankruptcy or seeking liquidation, administration, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing, or any Lessee shall suffer or permit the involuntary appointment of a receiver, custodian, administrator, or trustee for all or a substantial part of its property; or any Lessee shall suffer or permit the issuance of a warrant of attachment, diligence, execution or similar process against all or any substantial part of its property;

unless, in each other case, such petition, appointment or process is fully bonded against, vacated or dismissed within 60 days from its effective date, but not later than ten (10) days prior to any proposed disposition of any assets pursuant to any such proceeding;

      (f) The occurrence of any default in the payment or performance, and the subsequent acceleration, of any debt or other obligations (including, but not limited to, capital lease obligations or any corporate guaranty) owed by any Lessee to any other Person or entity unaffiliated with Lessor with an outstanding principal balance in excess of $1,000,000, whether now or hereafter existing;

      (g) There shall be a change in the beneficial ownership and control, directly or indirectly, of the majority of the outstanding voting securities or other interests entitled (without regard to the occurrence of any contingency) to elect or appoint members of the board of directors or other managing body of Cornell (a "change of control"), or there is any merger, consolidation, dissolution, liquidation, winding up or sale or other transfer of all or substantially all of the assets of any Lessee pursuant to which there is a change of control or cessation of any Lessee or their businesses;

      (h) The occurrence of any "Event of Default" under the Credit Agreement.

      16. REMEDIES: (a) Upon the occurrence of any Event of Default, then, to the extent permitted by applicable law, Lessor shall have the right to exercise any one or more of the following remedies:

            (i) Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessees of their obligations hereunder or to recover damages for breach thereof;

            (ii) To take possession of any Item, wherever located, without notice, legal process, prior judicial hearing, or liability for trespass or other damage (WHICH RIGHTS LESSEES HEREBY VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY WAIVE) and thereafter hold, sell, operate or lease such Item free of claims of Lessees, except as set forth below;

            (iii) By notice to Lessees, to terminate or cancel this Lease and declare all Rent then owing to Lessor hereunder immediately due and payable (whereupon Lessees shall promptly pay the same);

            (iv) To demand immediate payment of the Stipulated Loss Value of the Equipment as liquidated damages, and not as a penalty, for all future Rent for the remaining Lease Term (whereupon Lessees shall promptly pay the same); and

            (v) To pursue any other remedy available to Lessor at law or in equity to the extent Lessor shall not already have recovered, in full, all Rent due under this Lease, Stipulated Loss Value and all damages payable by Lessees as a result of any Event of Default.

      (b) Lessor and Lessees agree that an amount equal to the Stipulated Loss Value of the Equipment represents a reasonable return for the use of the Equipment and for the depreciation thereof, and shall be the basis for liquidated damages for the remaining term for which Lessees shall be jointly and severally liable to Lessor upon the occurrence of an Event of Default. Any amounts realized by Lessor on account of the Equipment subsequent to Lessor's taking possession thereof pursuant to Section 16(a)(ii) shall, after reimbursement to Lessor of all its expenses incurred in connection therewith, including legal fees (and a reasonable allocation of the compensation, costs and expenses of internal counsel, based upon time spent), be credited to amounts of Stipulated Loss Value and all other Rent owing by Lessees hereunder or, if such Stipulated Loss Value and all other Rent has been paid, paid to Lessees.

      (c) If Lessor elects not to sell, re-lease, or otherwise dispose of all or any part of the Equipment, and holds such Equipment for Lessees for the remaining Term, Lessor may recover, in addition to all Rent accrued and unpaid as of the date of Lessor's recovery of possession of the Equipment, the present value, as of such date, of the Rent for the remainder of the Term respecting such Equipment. Present value shall be computed using a discount rate equal to the Base Rate in effect on the Base Term Commencement Date.

      (d) If Lessor sells, leases, or otherwise disposes of all or any part of the Equipment, Lessor may recover from Lessees, in addition to any Rent accrued and unpaid as of the date of Lessor's recovery of possession of the Equipment, the present value computed by using a discount rate equal to the Base Rate in effect on the Base Term Commencement Date, of the difference between (i) the Rent for the remainder of the Lease Term respecting such Equipment, and (ii) except in the case of a substantially similar lease, the Fair Market Rental Value for such period of time determined by Lessor in its sole discretion, or
(iii) in the case of a lease of Equipment which is substantially similar to this Lease, the total rent for the lease term of such substantially similar lease.

      (e) Time of performance of Lessees' obligations hereunder is of the essence. All remedies of Lessor hereunder are cumulative, and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy to the exclusion of any other remedy or to preclude the exercise of any other remedy at any other time. However, Lessor is entitled to only one satisfaction. Failure on the part of Lessor to exercise, or delay in exercising, any right or remedy hereunder or Lessor's failure at any time to require performance by Lessees of any of the provisions hereof shall not operate as a waiver thereof; nor shall any single or partial exercise by Lessor of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy. Lessees shall be jointly and severally liable for all reasonable charges, costs, expenses and attorneys' fees incurred by Lessor and the Lead Owner Participant (including a reasonable allocation of the compensation, costs and expenses of internal counsel, based upon time spent): (i) in defending or protecting its interests in the Equipment, or any Item or part thereof; (ii) in the negotiation, execution and delivery of this Lease; PROVIDED THAT, Lessees shall only be responsible for the payment of a maximum amount of up to $62,500 of such charges, costs, expenses and fees in connection with the negotiation, execution and delivery of this Lease and the other Operative Documents; (iii) in the administration, amendment or enforcement of this Lease and the other Operative Documents or the collection of any Rent hereunder; and (iv) in any lawsuit or other legal proceeding in any way connected with this Lease and the other Operative Documents, including, but not limited to, any contract or tort or other actions, any arbitration or other alternative dispute resolution proceeding, all appeals and judgment enforcement actions and any bankruptcy proceeding (including, but not limited to, any relief from stay and/or adequate protection motions, cash collateral disputes, assumption/rejection motions and disputes or objections to any proposed disclosure statement or reorganization plan). Lessees acknowledge and agree that the preceding sentence shall survive and not be merged with any judgment in connection with any exercise of any remedy by Lessor provided hereunder. Lessees shall pay to Lessor interest on any overdue payments after demand therefor and until paid at the Default Rate.

      17. ASSIGNMENT. (a) Lessor may sell, assign or otherwise transfer all or any part of its right, title and interest in and to the Equipment and/or this Lease to a third-party assignee, subject to the terms and conditions of this Lease including, but not limited to, the right to the quiet enjoyment by Lessees as set forth in Section 5 above. Any such assignee may assume all of the rights and obligations of Lessor in connection with the Equipment sold, assigned or otherwise transferred, in which case Lessor shall be relieved therefrom. To the extent of any such assumption of obligations, all references to Lessor herein shall thereafter mean such assignee.

      (b) Lessor may also pledge, mortgage or grant a security interest in the Equipment and assign this Lease as collateral. Each such pledgee, mortgagee, lien holder or assignee shall have any and all rights as may be assigned by Lessor but none of the obligations of Lessor hereunder. Any pledge, mortgage or grant of security interest in the Equipment or collateral assignment of this Lease shall be subject to the terms and conditions hereof including, but not limited to, the right to the quiet enjoyment of the Equipment by Lessees as set forth in Section 5 above.

      (c) Lessees shall not be relieved of any of their obligations hereunder by reason of any such sale, assignment, or other transfer referred to in subsection
(a) above, or any pledge, mortgage, grant of security interest or collateral assignment referred to in subsection (b) above, all of which such obligations shall remain absolute and unconditional, including, but not limited to, Lessees' obligations to pay Rent as set forth herein. Each Lessee agrees that it will not assert against any purchaser, pledgee, mortgagee, lien holder or assignee (collectively, an "Assignee") any defense, counterclaim or offset that Lessee may have against Lessor and Lessees acknowledge that any such assignment or other transfer by Lessor, or any such pledge, mortgage, grant of security interest or collateral assignment by Lessor, shall not change Lessees' duties or obligations under this Lease nor increase the burdens or risks imposed on Lessees. Upon the written request of Lessor, Lessees shall acknowledge all such obligations to the Assignee, which acknowledgment shall be in such form and substance as Lessor or any such Assignee may require, consistent with their normal business practices.

      (d) Lessees agree that in the case of the appointment of any successor trustee or additional trustee pursuant to the terms of the Trust Agreement, such successor trustee or additional trustee shall, upon written notice by such successor trustee to Lessees, succeed all the rights, powers and title of Lessor hereunder (or to such lesser extent as provided for in the appointment of such additional trustee) and shall be deemed to be Lessor and the owner of the Equipment for all purposes hereof (or for such purposes as specified in connection with the appointment of such additional trustee) without the necessity of any consent or approval by Lessees and without in any way altering the terms of this Lease or Lessees' obligations hereunder. One such appointment and designation of a successor trustee shall not exhaust the right to appoint and designate further successor trustees pursuant to the Trust Agreement, but such right, as well as the right to appoint additional trustees, may be exercised repeatedly as long as this Lease shall be in effect.

      (e) NO LESSEE SHALL SELL, TRANSFER, ASSIGN, SUBLEASE, CONVEY OR PLEDGE ANY OF ITS INTEREST IN THIS LEASE OR ANY OF THE EQUIPMENT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. ANY SUCH SALE, TRANSFER, ASSIGNMENT, SUBLEASE, CONVEYANCE, OR PLEDGE, WHETHER BY OPERATION OF LAW OR OTHERWISE, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SHALL BE VOID.

      (f) For purposes of this Section 17, each reference herein to an "assignee", secured party or holder of a mortgage or lien shall be deemed to be a reference to a Person who meets the requirements set forth in the definition of a Permitted Transferee.

      18. REPORTS: (a) Lessees will immediately notify Lessor of:

            (i) Each Event of Loss or accident involving or allegedly involving any Item;

            (ii) Any Lien (other than a Lessor's Lien) which shall have attached to any Item; or

            (iii) The occurrence of any Lease Default or any Event of Default.

      (b) Cornell shall, as soon as practicable, and in any event within sixty
(60) days after the end of each fiscal quarter, furnish to Lessor its unaudited financial statements including in each instance, balance sheets, income statements, and statements of cash flow, on a consolidated and consolidating basis, as appropriate, and separate profit and loss statements as of and for the quarterly period then ended and for its fiscal year to date, prepared in accordance with generally accepted accounting principles, consistently applied, and Cornell hereunder shall, as soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, furnish to Lessor its annual audited financial statements, including balance sheets, income statements and statements of cash flow for the fiscal year then ended, on a consolidated and consolidating basis, as appropriate, which have been prepared by its independent accountants. Such audited financial statements shall be accompanied by the independent accountant's opinion, which opinion shall be in form generally recognized as "unqualified". All such financial statements shall also be accompanied by a compliance certificate in form and substance satisfactory to Lessor.

      (c) Lessees will permit Lessor to inspect and examine the Equipment and any Item and Lessees' records relating thereto at such times and from time to time as Lessor may wish upon reasonable notice and, so long as no Event of Default has occurred and is continuing, during normal business hours.

      19. REPRESENTATIONS AND WARRANTIES OF LESSEES: Each Lessee hereby represents and warrants to Lessor that on the date hereof, on each Closing Date and throughout the Lease Term:

      (a) COMMERCIAL PURPOSES. The Equipment will at all times be used for commercial or business purposes.

      (b) YEAR 2000 COMPLIANT. Each Lessee has made an assessment of the microchip and computer-based systems and the software used in its business and based upon such assessment believes that it will be "Year 2000 Compliant" by January 1, 2000. For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, such Lessee are able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. From time to time, at the request of Lessor, each Lessee shall provide to Lessor such updated information as is requested regarding the status of its efforts to become Year 2000 Compliant.

      (c) NO INCONSISTENT ACTION. Each Lessee agrees that neither it, nor any Person controlled by it, in control of it, or under common control with it, directly or indirectly, nor any Person or entity claiming by, through or under such Lessee, nor any other user or Person in possession of any Equipment or a part thereof (other than Lessor or the Owner Participants or any Person claiming by, through or under Lessor or the Owner Participants other than Lessees), nor any Affiliate of any of the foregoing, will at any time file any returns or other documents or take any action in connection with the filing or examination of any tax return inconsistent with the representations set forth except that Lessees may take such action that is required by the term of the Lease, or by any law or regulation applicable to Lessees, provided that Lessees shall notify the Lead Owner Participant in writing of its requirement to do so.

      (d) APPRAISAL. All information supplied by Lessees to the Appraiser in connection with the appraisal obtained pursuant to the Operative Documents which is described in such appraisal shall be accurate and complete in all material respects at the time it was supplied by Lessees to the Appraiser and as of each Closing Date.

      (e) COMPLETENESS. As of each Closing Date, no Item of Equipment will require any improvements, modifications or additions in order to be rendered complete for its intended use and no Item is Limited Use Property.

      (f) RECORDS. Each Lessee shall, upon request of the Lead Owner Participant, furnish to the Lead Owner Participant such information or records relating to each Item of Equipment which are regularly maintained by such Lessee in the ordinary course of its business and which are reasonably necessary to enable the Owner Participants to fulfill their respective tax return filing obligations or respond to or contest tax audits.

      (g) NO TAX-EXEMPT USE. During the Term, no Lessee will be a "tax-exempt entity" within the meaning of Section 168(h)(2) of the Code and Lessees will not take any action nor suffer any action to be taken by any Person that would cause any Item to constitute "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code.

      (h) NO FOREIGN USE. During the Term, no Item will be used outside the United States.

      20. TERMINATION OPTION: Provided that no Event of Default is continuing and Lessees shall have given the notice required by the next succeeding sentence, Lessees shall have the right and, upon giving of such notice, the obligation, to terminate the Lease at the end of the Base Term upon payment to Lessor, on an After-Tax Basis, of the Cancellation Fee and the Contingent Rent and return of all the Equipment as provided in Section 23 of the Lease. Lessees shall give Lessor written notice not less than 180 days prior to the Base Term Expiration Date of its election to exercise the option provided in this Section 20, which notice shall be irrevocable. In the event Lessees fail to give the required written notice provided for in the preceding sentence, Lessees shall be deemed to have exercised their option to renew the Lease for the First Renewal Term.

      21. PURCHASE OPTION: Provided no Event of Default is continuing and Lessees shall have given notice required by the next succeeding sentence of this
Section 21, Lessees shall have the right and upon the giving of notice under this Section 21 the obligation to purchase all, but not less than all, of the Equipment at a price equal to the greater of (a) the Fair Market Sales Value, on an installed basis, in-place and in-use, of all the Equipment at the expiration of the Base Term or, if a Renewal Term is then in effect, at the end of such Renewal Term or (b) 16% of the original Equipment Cost of all such Equipment (or Fair Market Sales Value if a Renewal Term is in effect at the time the notice required hereunder is given). Lessees shall give Lessor written notice not later than 180 days and not more than 270 days prior to the end of the Base Term or any Renewal Term, as the case may be, of its election to exercise the purchase option provided for in this Section 21 which notice shall be irrevocable. Lessees agree that any sale pursuant hereto shall be of Lessor's right, title and interest, if any, in and to the Equipment, and shall be AS IS, WHERE IS, WITHOUT WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WARRANTY OF MERCHANTABILITY AND FITNESS FOR PURPOSE. Any such sale shall be on an After-Tax Basis.

      22. RENEWAL OPTIONS: Provided no Lease Default then exists, and the Lessees shall not have exercised the option to purchase the Equipment pursuant to Section 21 above or cancel the Lease pursuant to Section 20 above, Lessees shall have the right, and, upon giving of notice under this Section 22 as below provided, the obligation, to lease pursuant to this Lease all (but not less than all) of the Equipment at the expiration of the Base Term or any applicable Renewal Term. Lessees may exercise this renewal option by giving Lessor written notice not later than 180 days nor more than 270 days prior to the end of the Base Term (or in the circumstances described below the then Renewal Term) that Lessees elect to renew this Lease with respect to all, but not less than all, of the Equipment then leased hereunder. A Second Renewal Term is available only if Lessees have completed the First Renewal Term. Rent during the First Renewal Term shall, subject to adjustment as provided in Section 2.6 of the Participation Agreement, be equal to 1.459343% times the Equipment Cost for each of the first eight months of such Renewal Term and 1.267997% times the

Equipment Cost for each month thereafter during the First Renewal Term. Monthly Rent in the Second Renewal Term shall, subject to adjustment as provided in
Section 2.6 of the Participation Agreement, be equal to 0.006% times the Equipment Cost. All Rent pursuant to this Section 22 shall be payable monthly in advance, each such payment being due on each Rent Payment Date. Notwithstanding the foregoing, this Lease shall continue for the First Renewal Term if Lessees do not exercise the option provided for in Section 20 hereof.

      23. RETURN OF EQUIPMENT: Provided Lessees have not elected to exercise their option to purchase the Equipment under Section 21 of this Lease, Lessees agree that Lessee shall return all, and not less than all, of the Equipment on or before the Return Date. Lessees shall, on or before the Return Date, return all, and not less than all, of the Equipment to Lessor free and clear of any and all Liens (other than Lessor's Liens) and Lessees shall, all at Lessees' sole cost and expense, promptly return the Equipment to such location as Lessor may specify for acceptance by Lessor in the condition required to be maintained hereunder (Lessees agreeing to pay for any repairs required to place the Equipment in such condition) and shall comply with the provisions that follow:

      (a) provide to Lessor (1) written notice of Lessees' intent to return such Equipment, and (2) a detailed inventory of all such Equipment and components thereof, each to be delivered at least (i) 180 days prior to the Return Date. The inventory shall include, but not be limited to, a listing of model and serial numbers for all components comprising any part of the Items of Equipment as well as the location of the Items and the name, phone number and contact person at the location where the Items are located;

      (b) provide to Lessor the following documents (as appropriate): (1) one set of service manuals, blue prints, process flow diagrams and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; and (2) one set of documents, detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of each of the Items, including replacements and/or additions thereto, such that all documentation is completely up-to-date, such delivery to be made 180 days prior to the Return Date;

      (c) at all reasonable times (which shall include, without limitation, all normal business hours) prior to the actual return thereof, make all of the Items available for on-site operational inspections by potential purchasers;

      (d) not more than thirty (30) days prior to the Return Date, cause the manufacturer's representative or a qualified equipment maintenance provider acceptable to Lessor to perform a physical and operational inspection of all of the Items, including testing all performance characteristics, materials and workmanship thereof, and to provide to Lessor a written report detailing the results of such inspection and testing and necessary and recommended replacements and repairs;

      (e) as of the time of return, make all necessary or recommended replacements and proper repairs (using generally accepted procedures) detailed in the manufacturer's representative's or qualified equipment maintenance provider's report and otherwise to cause all of the Items to conform to the condition required under this Lease;

      (f) as of the time of return, cause all of the Items be maintained in a clean and cosmetically acceptable condition, and otherwise in such condition so that such Items of Equipment may be immediately placed in service by a new operator, buyer or lessee;

      (g) as of the time of return, properly remove and treat all rust and corrosion from each Item and remove all identification of Lessees thereon;

      (h) as of the time of return, ensure that each Item of Equipment has all component parts in good operating condition, that all of those component parts meet or exceed the manufacturer's minimum recommended performance and operational specifications (unless improved or updated during the Lease Term thereof), and that each Item complies with all federal, state or local governmental rules, regulations and other requirements, and industry standards then in effect;

      (i) cause all of the Items to be deinstalled, packed, transported, and certified as follows: (1) the manufacturer's representative or the qualified maintenance provider shall deinstall all the Items (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer; (2) each Item shall be returned with a certificate supplied by the manufacturer's representative or the qualified maintenance provider certifying that the Items of Equipment are in good condition and, where applicable, eligible for the manufacturer's maintenance plan, which certificate of eligibility shall be transferable to another operator of the Item; (3) each Item shall be packed properly and in accordance with the manufacturer's recommendations; and (4) Lessees shall transport all of the Items in a manner consistent with the manufacturer's recommendations and practices;

      (j) on or before the Return Date, cause all of the Items to be transported, reassembled and reinstalled at such locations in the continental United States as Lessor may select;

      (k) upon Lessor's request, cause to be provided to Lessor storage suitable to Lessor, for the period between the Return Date and the date the Items are transported, reassembled and reinstalled at the locations selected by Lessor, which period shall not exceed 60 days; and

      (l) during any period that any Lessee remains in possession of any of the Items and during any storage period as described above, cooperate with Lessor in attempting to remarket any such Items to prospective third party purchasers or lessees and permit Lessor, during normal business hours, to display and demonstrate the Items to the prospective purchasers or lessees on such Lessee's premises or at the storage facility, as applicable, and keep each such Item fully operational with all required power and/or fuel supplies available to allow such demonstration. (In the event that any auction or other public sale of any Item is deemed necessary or advisable by Lessor, such Lessee agrees that such auction or public sale may be held on such Lessee's premises or at the storage facility, as applicable.)

      All costs of the foregoing shall be the sole responsibility of the Lessees.

      Notwithstanding anything to the contrary in this Lease, during any Holdover Term, Lessees agrees to pay Lessor monthly Rent, in advance for each month or any part of a month of the Holdover Term, in an amount equal to one hundred and twenty five percent (125%) of the highest periodic Base Rent during the Lease Term with respect to such Equipment.

      24.   MISCELLANEOUS, JURY WAIVER, GOVERNING LAW, JURISDICTION,
VENUE: (a) Nothing herein contained shall give or convey to Lessees any right, title or interest in and to any Equipment leased hereunder except as a lessee. Should Lessor permit the use of any Equipment beyond the specified Lease Term thereof, the obligations of Lessees hereunder shall continue (including the obligation to pay the Base Rent at the highest rate applicable during the Lease Term with respect thereto) and such permissive use shall not be construed as renewal of the Lease Term thereof nor as a waiver of any right or continuation of any obligation of Lessor hereunder. Lessees' obligations pursuant to Sections 12, 13, 14 and 23 shall survive the expiration or earlier termination of this Lease, and Lessees shall remain liable therefor. Equipment shall at all times remain personal property of Lessor notwithstanding any affixation to the real estate.

      (b) The Equipment subject hereto is and at all times shall be and remain the sole and exclusive property of Lessor, and Lessees shall have no right, title or interest therein or thereto, except as expressly set forth in this Lease. As a precaution, each Lessee hereby also grants to Lessor a first priority continuing lien and security interest in that portion of the Equipment subject hereto and leased by such Lessee and the proceeds thereof to secure any obligation of Lessees under this Lease and any other agreement between Lessor and Lessees. Each Lessee further agrees that such Lessee's obligations hereunder are additionally secured by all security interests, liens and encumbrances heretofore, now or hereafter granted by such Lessee to Lessor under any instrument, whether or not related to this Lease. Lessees agree to execute any instrument or instruments necessary or expedient for filing, recording, perfecting, or notifying of the interest of Lessor in the Equipment upon request of, and as determined by, Lessor. Each Lessee hereby specifically authorizes Lessor to file financing statements not signed by such Lessee or to execute same for and on behalf of such Lessee as such Lessee's attorney-in-fact, irrevocably and coupled with an interest, for such purposes.

      (c) To the extent permitted by applicable law, Lessees hereby waive any and all rights and remedies conferred upon a lessee by such applicable law (including but not limited to Article 2A of the UCC) to: (i) cancel this Lease;
(ii) repudiate this Lease; (iii) reject the Equipment; (iv) revoke acceptance of the Equipment; (v) recover damages from Lessor for any breaches of warranty regarding the Equipment or for any other reason; (vi) a security interest in the Equipment in Lessees' possession or control for any reason; (vii) deduct all or any part of any claimed damages resulting from Lessor's default, if any, under this Lease; (viii) accept partial delivery of the Equipment; (ix) recover any general, special, incidental or consequential damages, for any reason whatsoever; and (x) obtain specific performance, replevin, detinue, sequestration, claim and delivery or the like for any Equipment identified to this Lease. To the extent permitted by applicable law, Lessees also hereby waive any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages of this Lease or which may otherwise limit or modify any of Lessor's rights or remedies under this Lease.

      (d) Any action by Lessees against Lessor for any default by Lessor under this Lease, including breach of warranty or indemnity, shall be commenced within one (1) year after any such cause of action accrues. LESSOR AND LESSEES EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING HEREFROM OR IN RELATION HERETO.

      (e) All notices hereunder shall be in writing and shall be delivered by hand, by overnight courier or by certified or registered mail, return receipt requested, to each party at its address set forth below, as such address may be changed by such notice. All notices shall be deemed given when received, when delivery is refused or when the same are returned for failure to be called for.

      (f) If Lessees fails to perform any of their obligations hereunder Lessor may, but shall not be obligated to, perform the same (without such performance constituting a cure or waiver of Lessees' failure to so perform) and Lessees will on demand reimburse Lessor for all its costs and expenses incurred in connection therewith.

      (g) THIS LEASE AND THE RIGHTS AND OBLIGATION OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT OR THE STATE OF INCORPORATION OR PRINCIPAL PLACE OF BUSINESS OF THE LESSEES. LESSEES (I) CONSENT AT LESSOR'S ELECTION AND WITHOUT LIMITING LESSOR'S RIGHT TO COMMENCE AN ACTION IN ANY OTHER JURISDICTION, TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE OR LOCAL) SITUATED IN COOK COUNTY, ILLINOIS; (II) WAIVE ANY OBJECTION TO IMPROPER VENUE AND FORUM NON CONVENIENS; AND (III) CONSENT TO SERVICE OF PROCESS BY CERTIFIED MAIL, POSTAGE PREPAID, TO LESSEES AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF, WHICH SERVICE SHALL BE DEEMED COMPLETE WITHIN TEN (10) DAYS AFTER THE DATE OF MAILING THEREOF. If any provision of this Lease shall contravene or be invalid under applicable law or regulation, such contravention or invalidity shall not affect the entire Lease, the provisions held to be invalid to be deemed deleted or modified and the Lease interpreted and construed as though such invalid provision or provisions were not part hereof or conformed thereto.

      (h) This Lease, together with the Lease Supplements, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes and replaces any prior or contradictory representations, warranties or agreements by Lessor and Lessees. This is a non- cancelable Lease and Lessees' obligations hereunder are absolute and unconditional. This Lease, any amendments to, variations or modifications of this Lease, any waiver of its provisions or conditions, any consent hereunder shall not be valid unless in writing and signed by an authorized officer or manager of Lessor.

      25. LIABILITY OF LESSOR LIMITED: It is expressly understood and agreed that all of the representations, warranties and undertakings of Lessor hereunder shall be binding on Lessor only in its capacity as trustee under the Trust Agreement, and the institution acting as Lessor shall not be liable in its individual capacity for any breach thereof except for its gross negligence or willful misconduct.

      26. JOINT AND SEVERAL LIABILITY: Each Lessee hereby irrevocably and unconditionally: (a) agrees that it is jointly and severally liable to the Lessor for the full and prompt payment of Rent and the performance by each Lessee of its obligations under this Lease and the other Operative Documents in accordance with the terms hereof and thereof; and (b) agrees as a primary obligation to indemnify the Lessor on demand for and against any loss incurred by the Lessor as a result of any of the obligations of any Lessee being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to the Lessor or any Person, the amount of such loss being the amount which the Lessor would otherwise have been entitled to recover from such Lessee.

                    REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.

            IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

                                   LESSOR:

                                   FIRST SECURITY BANK, NATIONAL

                                   ASSOCIATION, NOT IN ITS INDIVIDUAL

                                   CAPACITY, AS EXPRESSLY PROVIDED HEREIN,

                                   BUT SOLELY AS OWNER TRUSTEE

                                   By: /s/ VAL T. ORTON
                                   Name:   Val T. Orton
                                   Title:  Vice President

                                   Address:  79 South Main Street
                                             Salt Lake City, Utah  84111
                                             Attention: Val Orton

                                   Facsimile No. 801-246-5053

                               LEASE AGREEMENT
                                SIGNATURE PAGE

                                LESSEES:

                                CORNELL CORRECTIONS, INC.
                                CORNELL CORRECTIONS OF CALIFORNIA,
                                   INC.,
                                CORNELL CORRECTIONS OF TEXAS, INC.,
                                CORNELL CORRECTIONS OF OKLAHOMA,
                                   INC.,
                                WBP LEASING, INC.,
                                CORNELL CORRECTIONS OF ALASKA, INC.

                                By: /s/ JOHN L. HENDRIX
                                        John L. Hendrix
                                        Vice President and Chief Financial
                                        Officer of each of the companies
                                        named above

                                Address: 1700 West Loop South, Suite 1500
                                         Houston, Texas 77027
                                         Attention: John Hendrix


                                Facsimile No.: (713) 623-2853


                                 LEASE AGREEMENT
                                 SIGNATURE PAGE

                                  SCHEDULE 1

                            STIPULATED LOSS VALUE

The Stipulated Loss Value of Equipment as of any date of determination shall mean the amount determined by multiplying the Equipment Cost for such Equipment by the percentage set forth below opposite the Rent Payment Date on which such Stipulated Loss Value is being determined; provided that during any Renewal Term, "Stipulated Loss Value" shall be determined by using the last factor set forth below:

    RENT PAYMENT           FACTOR            RENT PAYMENT           FACTOR
        DATE                                     DATE
  January 1, 2000           105%           November 1, 2001           86%
  February 1, 2000          104%           December 1, 2001           85%
   March 1, 2000            104%           January 1, 2002            84%
   April 1, 2000            103%           February 1, 2002           82%
    May 1, 2000             102%            March 1, 2002             81%
    June 1, 2000            102%            April 1, 2002             80%
    July 1, 2000            101%             May 1, 2002              78%
   August 1, 2000           100%             June 1, 2002             77%
 September 1, 2000           99%             July 1, 2002             76%
  October 1, 2000            98%            August 1, 2002            74%
  November 1, 2000           98%          September 1, 2002           73%
  December 1, 2000           97%           October 1, 2002            72%
  January 1, 2001            96%           November 1, 2002           70%
  February 1, 2001           95%           December 1, 2002           69%
   March 1, 2001             94%           January 1, 2003            67%
   April 1, 2001             93%           February 1, 2003           65%
    May 1, 2001              92%            March 1, 2003             64%
    June 1, 2001             91%            April 1, 2003             62%
    July 1, 2001             90%             May 1, 2003              60%
   August 1, 2001            89%             June 1, 2003             58%
 September 1, 2001           88%             July 1, 2003             57%
  October 1, 2001            87%            August 1, 2003            55%
                                          September 1, 2003           53%